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Exhibit 99.1

YOUR VOTE IS IMPORTANT!

You can vote by marking, signing, and dating your proxy card and returning it promptly in the enclosed envelope.

PLEASE VOTE
\*/ FOLD AND DETACH HERE \*/
PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
FIRST COMMUNITY BANCORP

        The undersigned appoint(s) Matthew P. Wagner and Lynn M. Hopkins as proxies, with power to act without the other and with power of substitution, and hereby authorize(s) them to represent and vote, as designated on the other side, all the shares of stock of First Community Bancorp standing in the name of the undersigned with all powers which the undersigned would possess if presented at the Special Meeting of Shareholders of First Community Bancorp to be held September 6, 2002 or at any adjournment thereof.

IF YOU SPECIFY A CHOICE AS TO THE ACTION TO BE TAKEN ON AN ITEM, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SUCH CHOICE. IF YOU DO NOT SPECIFY A CHOICE, IT WILL BE VOTED FOR EACH OF PROPOSAL 1, PROPOSAL 2 AND PROPOSAL 3 AND AT THE DISCRETION OF THE PROXY HOLDER AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

(Continued, and to be marked, dated and signed, on the other side.)

\*/ FOLD AND DETACH HERE \*/

Please mark your votes as indicated in this example:	☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

1.  To approve the principal terms of the merger agreement that provides for the acquisition of First National Bank by First Community Bancorp by means of a merger of First National
Bank with and into Rancho Santa Fe National Bank, a wholly-owned subsidiary of First
Community Bancorp.

☐ FOR	☐ AGAINST	☐ ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

2.  To approve an amendment to First Community Bancorp's Articles of Incorporation that increases the number of shares of First Community Bancorp common stock authorized for issuance from 15,000,000 to 30,000,000.

☐ FOR	☐ AGAINST	☐ ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.

3.  To approve an amendment to First Community Bancorp's 2000 Stock Incentive Plan that increases the number of shares of First Community Bancorp common stock subject to the
Plan from 1,600,000 to 2,000,000.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.  In their discretion, the proxies are authorized to vote upon any other business that may properly come before the special meeting or any adjournment of the special meeting.

I/WE PLAN TO ATTEND THE SPECIAL MEETING ☐

Please sign exactly as your name(s) appear on the books of First Community Bancorp. Joint owners should each sign personally. Trustees, custodians, and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If the shareholder is a corporation, the signature should be that of an authorized officer who should indicate his or her title.
Signature:	Date:
Signature:	Date:

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  Exhibit 99.1